UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2010

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2009 Annual Bonus Plan

On January 26, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board of Directors”) of PDL BioPharma, Inc. (the “Company”) evaluated the Company’s performance against the 2009 corporate performance goals established for the Company’s 2009 Bonus Plan and set forth below:

2009 Corporate Goal	Weight
Establish a policy with respect to dividends, share repurchases and convertible debt buy-backs, implement, and continuously review	20%
Obtain agreement from licensees for more data on royalty rates and identification of products to provide better transparency to stockholders	5%
Initiate monetization process and determine its viability for all or part of royalty portfolio	30%
Manage intellectual property including disputes	30%
Implement new accounting system and SOX controls	10%
Develop licensing strategy and seek licenses under Queen et al. patents	5%
Total	100%

The Compensation Committee determined that 100% of the corporate goals were achieved and, based on the Company’s overall strong performance in 2009, the Compensation Committee further determined that the percent of corporate achievement that will be used for purposes of determining 2009 bonuses will be 105%. The Compensation Committee then reviewed the individual 2009 performance of each of the Company’s executive officers who will be identified as named executive officers in the Company’s 2010 annual meeting proxy statement (the “Named Executive Officers”) and, specifically, their level of achievement of the individual goals established for them at the beginning of 2009, their management and leadership, their professional contributions and their technical and organizational contributions. Following this review, the Compensation Committee recommended to the Board of Directors that the following 2009 Bonus Plan bonuses be paid to each of the Named Executive Officers:

Name	Title	Corporate/ Individual Goals Ratio	2009 Target Bonus		2009 Bonus
John McLaughlin	President and Chief Executive Officer	100%/0%	$250,000		$262,500
Christine Larson	Vice President and Chief Financial Officer	75%/25%	$140,000		$148,750
Christopher Stone	Vice President, General Counsel and Secretary	75%25%	$124,000		$131,750
Karen Wilson	Vice President of Finance and Principal Accounting Officer	75%/25%	$58,336	[a]	$59,358	[a]

a	Ms. Wilson’s 2009 bonus has been prorated to reflect that she was employed by the Company for 8 months of 2009.

On January 27, 2010, the Board of Directors approved the 2009 Bonus Plan bonuses as recommended by the Compensation Committee.

Karen Wilson Housing Allowance

On January 27, 2010, the Board of Directors ratified the Compensation Committee’s approval of the continuation of Ms. Wilson’s $3,500 monthly housing assistance for an additional year such that it shall continue through April 22, 2011.

2010 Base Pay

On January 27, 2010, the Board of Directors ratified the Compensation Committee’s decision to increase the base salary of each of the Named Executive Officers as set forth in the chart below:

Name	Title	2010 Base Salary	% Increase
John McLaughlin	President and Chief Executive Officer	$515,000	3%
Christine Larson	Vice President and Chief Financial Officer	$360,500	3%
Christopher Stone	Vice President, General Counsel and Secretary	$319,300	3%
Karen Wilson	Vice President of Finance and Principal Accounting Officer	$255,000	2%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.

By:	/s/ CHRISTOPHER STONE
Christopher Stone
Vice President, General Counsel and Secretary

Dated: February 2, 2010